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                                                      EXHIBIT 3.1



                         CERTIFICATE OF AMENDMENT
                                    OF
                           RESTATED CERTIFICATE
                             OF INCORPORATION
                                    OF
                       VISHAY INTERTECHNOLOGY, INC.



               It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is Vishay Intertechnology, Inc.

               2. The Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph of said Article the following new paragraph:


               "FOURTH:  Section 1. Classes and Number of
               Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

                      (i)  35,000,000 shares of Common
               Stock, $0.10 par value per share (hereinafter the "Common Stock");

                     (ii)  15,000,000 shares of Class B
               Common Stock, $0.10 par value per share
               (hereinafter the "Class B Stock"); and

                    (iii)  1,000,000 shares of Preferred
               Stock, $1.00 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").

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               3.  The amendment of the Restated Certificate of
     Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     Signed and attested to on May 18, 1993.



                                         /s/Robert A. Freece
                                    --------------------------------------
                                       Robert A. Freece
                                       Vice President


     Attest:


     /s/ William J. Spires
     ----------------------
     William J. Spires
     Secretary

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